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                                                                   EXHIBIT 10.10
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                                                                  EXECUTION COPY



                   REVOLVING WORKING CAPITAL CREDIT FACILITY
                         AND CREDIT SUPPORT AGREEMENT


          This Revolving Working Capital Credit Facility and Credit Support Agreement (the "Agreement") is entered into and effective as of January 1, 1996, by and between CWM Mortgage Holdings, Inc. ("CWM") and Independent National Mortgage Corporation ("INMC").

                                 WITNESSETH:

          WHEREAS, INMC may from time to time desire to borrow from CWM amounts necessary to fund the working capital needs of INMC; and

          WHEREAS, CWM, on an uncommitted basis, may desire to advance such amounts to INMC during the term of this Agreement.

          NOW, THEREFORE, in consideration of the agreements herein contained, CWM and INMC agree as follows:

1.          Definitions.  Each term defined in this Section, when used in this
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Agreement, shall, unless the context otherwise requires, have the following meaining:

          "Applicable Federal Rate" means the short term federal rate, compounded semiannually, as determined by the Secretary of the Treasury for purposes of Section 1274(d) of the Internal Revenue Code of 1986, as amended, adjusted as of the beginning of each calendar month.

          "Federal Funds Rate" shall have the meaning ascribed thereto in
Section 2(e).

          "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any government or any agency, bureau, board, commission, court, department official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or any decree, injunction, judgment, order, ruling, assessment or writ.

          "LIBOR" means the London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 2(e).
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          "Interest Determination Date" means the first business day of each calendar month.

          "Net Worth" means, at any time for the determination thereof, the excess of total assets over total liabilities, in each case determined in accordance with generally accepted accounting principles, consistently applied.

2.          The Revolving Loans.
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                (a) From time to time during the term of this Agreement, INMC may request that CWM advance amounts to INMC hereunder. Upon receipt of any such request, CWM may, on an uncommitted basis, advance amounts to INMC pursuant to this Agreement. Subject to and upon compliance with the terms and conditions of this Agreement, INMC unconditionally promises to pay to CWM principal and interest on any advance made to INMC by CWM hereunder. Any such advance shall be evidenced by a single revolving demand promissory note, substantially in the form attached hereto as Exhibit A (the "INMC Revolving Demand Promissory Note"), representing the aggregate sum of all principal and interest amounts with respect to all such advances.

                (b) The unpaid principal amount of the INMC Revolving Demand Promissory Note shall equal (i) the unpaid principal amount of all advances made by CWM to INMC, minus (ii) all principal repayments with respect to such advances; provided, however, that in no event shall the unpaid
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     principal amount of the INMC Revolving Demand Promissory Note exceed one hundred million dollars ($100,000,000).

                (c) Any advance made by CWM to INMC pursuant to Section 2(a) hereof, and any accrued and unpaid interest thereon, shall be due and payable on demand by CWM and may be prepaid by INMC in whole or in part at any time, without premium or penalty. Upon any termination of this Agreement pursuant to Section 6 hereof, any such advance shall mature and, together with any accrued and unpaid interest thereon, become immediately due and payable.

                (d) Each advance shall bear interest, which interest shall be due and payable at least monthly, on the outstanding principal amount thereof, from and including the date of the making of such advance to but excluding the date on which the principal amount of such advance shall be paid in full, at a rate per annum equal to the greater of (i) LIBOR plus 4.0% and (ii)
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     9.5% (computed on the basis of the actual number of days elapsed in a year of 360 days). Notwithstanding the foregoing, the rate at which each advance shall bear interest shall not be less than the Applicable Federal Rate. CWM shall notify INMC at least once per month of (i) the aggregate amounts advanced and outstanding pursuant to Section 2(a) hereof for all prior periods up to and including the then current month and (ii) the then-applicable interest rate.

                (e) LIBOR for the calendar month in which the related Interest Determination Date occurs will be established by CWM on each Interest Determination Date as follows:

                (i) "LIBOR" shall mean, with respect to each Interest Determination Date, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) for Dollar deposits with a duration of one (1) month on the Telerate Page 3750 at or about 11:00 a.m. (London time) on such date, or, if such page ceases to display such information, then such other page as may replace it on that service for the purpose of display of such information (the "Telerate Rate"). If the Telerate Rate cannot be determined, then LIBOR shall mean, with respect to such Interest Determination Date, the arithmetic mean of the rates of interest (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered to two prime banks in the London interbank market (selected by CWM) of Dollar deposits with a duration of one (1) month at or about 11:00 a.m. (London time) on such date.

                (ii) If on any Interest Determination Date only one or none of such prime banks provides such offered quotations, LIBOR for such Interest Determination Date shall be the Federal Funds Rate. The "Federal Funds Rate" for each Interest Determination Date will be determined by CWM as of the second business day prior to such Interest Determination Date (a "Federal Funds Rate Determination Date") and will be the rate on such Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3.00 P.M., New York City time, on the Interest Determination Date pertaining to such Federal Funds Rate Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release
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     "Composite 3:30 P.M. Quotations for U.S. Governmental Securities"
     ("Composite Quotations") under the heading "Federal Funds Effective Rate." If by 3:00 P.M., New York City time, on such Interest Determination Date such rate is not yet published in either H15(519) or Composite Quotations, then the Federal Funds Rate will be calculated by CWM and will be the arithmetic mean of the rates for transactions in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by CWM as of 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the three brokers selected as aforesaid by CWM are not quoting rates as mentioned in this sentence, the Federal Funds Rate for such Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date.

               The establishment of LIBOR by CWM shall (in the absence of manifest error) be final, conclusive and binding upon CWM and INMC.

                (f) All payments by INMC hereunder shall be made in immediately available funds to an account designated by, or upon the order of, CWM. If INMC shall fail to make any payment when due hereunder, (i) such failure shall constitute a default hereunder entitling CWM, notwithstanding anything to the contrary contained in Section 7(h) hereof, to pursue any remedy available to CWM provided by law or equity and (ii) in addition to any remedy described in clause (i) above and not by way of limitation, INMC shall pay interest on such overdue amount (to the extent lawful) at a rate equal to the then-applicable interest rate hereunder, plus 2%.

                (g) INMC hereby agrees that, for so long as this Agreement is in effect, on the third anniversary of the execution and delivery of the INMC Revolving Demand Promissory Note, and no later than every three years thereafter, INMC shall execute and delivery to CWM a new INMC Revolving Demand Promissory Note.

3.        Recourse.  The obligations of each party under this Agreement shall be
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with full recourse against all the assets to which such party has any right.

4.        Debt/Equity Ratio.  INMC shall not permit the ratio of its outstanding
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indebtedness (including advances hereunder but excluding trade payables arising in the ordinary course of business) to its Net Worth to exceed 20:1 at any time prior to the terminationof this Agreement.
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5.        Future Credit Support.
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                (a) INMC and CWM acknowledge that INMC may be able to borrow funds from third party lenders at more favorable rates and margins if CWM provides a guaranty of, or agrees to become jointly and severally with respect to, such obligations. Accordingly, upon the request of INMC, CWM may consider providing an unconditional and irrevocable guaranty as primary obligor of, or becoming jointly and severally liable with respect to, any of INMC's obligations to third party lenders. In the event CWM provides such a guarantee or agrees to such joint and several liability, INMC shall pay to CWM a fee in connection therewith equal to 0.25% per annum of the average monthly outstanding balance under the credit facility as to which INMC is primarily liable and as to which such guaranty or joint and several liability relates, irrespective of whether CWM is otherwise a party to such credit facility, payable in arrears on the last day of each month, or such other amount as shall be mutually agreed upon by CWM and INMC from time to time.

                (b) In the event that CWM is required to make any payment to a third-party lender in connection with a borrowing under a credit facility pursuant to which INMC is the primary obligor, INMC shall reimburse CWM for the amount of such payment, together with any related costs and expenses (including, without limitation, reasonable attorney's fees) associated therewith. Such reimbursement shall be in addition to any other right or remedy CWM may hold against INMC, whether at law or in equity.

                (c) In the event INMC is a borrower under a secured credit facility (whether or not CWM is also a party to such facility either as an obligor or guarantor), notwithstanding any provisions of such agreement to the contrary, as between CWM and INMC, INMC shall be solely liable for any and all commitment fees payable to the lenders under such facility to the extent that the related collateral supporting such facility is owned by INMC.

6.        Term of Agreement.
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                (a) The term of this Agreement shall be for one year from the date first written above and shall thereafter be automatically renewed for successive one year periods; provided, however, that this Agreement
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     may be terminated upon ninety (90) days' written notice by any party, in its sole discretion.

                (b) Notwithstanding any termination of this Agreement pursuant to Section 6(a) hereof, the provisions of Sections 2(c), 2(d), 2(g), 3, 5(a), 7 and this Section 6(b) shall survive any such termination.

7.        Miscellaneous
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                (a) Waiver of Law. No provision of the Law is waived except as
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     expressly provided herein; provided, however, that CWM and INMC hereby expressly waive the provisions of the Law to the full extent permitted by the Law in order to uphold the provisions and validity of this Agreement and to cause this Agreement to be valid, binding and enforceable in accordance with its terms upon each of them and their respective transferees, successors and assigns.

                (b) Notices. Unless otherwise specified in this Agreement, any
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     notice required by this Agreement shall be transmitted in writing or by any other form of communication (including without limitation electronic mail) acceptable to the party to whom it is given and shall be effective and deemed delivered only when received by such party.

                (c) Governing Law. This Agreement shall be governed by and
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     construed in accordance with the laws of the State of California.

                (d) Captions. The captions to the sections, subsections and
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     paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

                (e) Counterparts and Duplicate Originals. This Agreement and all
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     amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate original of the same instrument.


                (f) Successors. Anything in this Agreement to the contrary
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     notwithstanding, any transferee, successor or assign, whether voluntary, by operation of law or otherwise, of the shares of CWM or INMC shall be subject to and bound by the terms and conditions of this Agreement as fully as though such person was a signatory hereto.
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                (g) Severability. Any provision hereof prohibited by or unlawful
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     or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

                (h) Arbitration. Any controversy or claim arising out of, or
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     relating to this Agreement, the breach hereof or thereof, or coverage of this arbitration provision, shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered by either party hereto by reason of the acts or omissions of either party, shall be final and binding upon both parties. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such claim or controversy. Neither party shall seek punitive damages relating to any matter under, arising out of or relating to this Agreement in any other forum.

                (i) Third Parties. This Agreement is for the sole benefit of the
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      parties hereto. No creditor of either party shall have any right to enforce any of the provisions hereof against the other party to this Agreement. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective permitted transferees, successors and assigns of shares pursuant to Section 7(f) hereof, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against either party to this Agreement.

                (j) Assignment. Neither this Agreement nor either party's rights
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     or obligations under it are assignable without the written consent of the other party, which consent may be withheld for any reason whatsoever (whether or not reasonable).
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                (k) Recovery of Expenses. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

                (l) Remedies. Subject to Section 7(h) hereof, the parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, each party shall be entitled to obtain specific performance of the obligations of the other party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, neither party will use, as a defense, that there is an adequate remedy at law. The failure by either party to this Agreement to exercise any remedy does not constitute a waiver of that remedy in the future.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                    CWM MORTGAGE HOLDINGS, INC.

                    /s/ Angelo R. Mozilo
                    --------------------------------------------
                    Name:  Angelo R. Mozilo
                    Title: Chairman of the Board of Directors


                    INDEPENDENT NATIONAL MORTGAGE CORPORATION

                    /s/ Michael W. Perry
                    --------------------------------------------
                    Name:  Michael W. Perry
                    Title: President and Chief Executive Officer

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                                  EXHIBIT A
                [FORM OF INMC REVOLVING DEMAND PROMISSORY NOTE]
                  INDEPENDENT NATIONAL MORTGAGE CORPORATION
                       REVOLVING DEMAND PROMISSORY NOTE

$100,000,000.00                                             Pasadena, California
                                                                 January 1, 1996

          FOR VALUE RECEIVED, Independent National Mortgage Corporation ("INMC") promises to pay to the order of CWM Mortgage Holdings, Inc. ("CWM") the unpaid principal amount of all advances made to it by CWM as specified in Sections 2(b) and 2(c) of the Revolving Working Capital Credit Facility and Credit Support Agreement, dated as of January 1, 1996, by and between CWM and INMC, as amended from time to time (the "Agreement").

          INMC also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full as specified in Sections 2(d) of the Agreement. The aggregate unpaid principal amount of this Note, as set forth in the books and records of CWM shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note.

          If INMC shall fail to make any payment when due hereunder, such failure shall entitle CWM to pursue the remedies set forth in Section 2(f) of the Agreement.

          This Note is issued pursuant to and entitled to the benefits of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the advances evidenced hereby were made and are to be repaid.

          All payments of principal and interest due in respect of this Note shall be made by wire transfer in immediately available funds to the account of CWM at:

          ABA NO.:       121000358
          ACCT. TITLE:   CWM MORTGAGE HOLDINGS, INC.
          NO.:           12350-04627

or at such other place as shall be designated in writing for such purpose.

          This Note shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed in accordance with the laws of that State.

          IN WITNESS WHEREOF, INMC has caused this Note to be duly executed and delivered by its officers thereunto duly authorized as of the date first written above.

                             INDEPENDENT NATIONAL MORTGAGE
                              CORPORATION


                             /s/ Michael W. Perry
                             --------------------------------------------
                             Name:  Michael W. Perry
                             Title: President and Chief Executive Officer